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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 12, 2005

                             TECTONIC NETWORK, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    033-36198                  22-3038309
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

                        400 Perimeter Center Terrace N.E.
                                    Suite 900
                             Atlanta, Georgia 30346
                              (Address of Principal
                               Executive Offices)

                                 (770) 804-6430
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on October 3, 2005, Tectonic Network, Inc. (the "Company") and its wholly-owned subsidiary, Tectonic Solutions, Inc. ("Tectonic Solutions") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Boston Equities Corporation ("Boston Equities"). Pursuant to the Asset Purchase Agreement, the Company and Tectonic Solutions agreed to sell the tangible and intangible assets used in their information management services and software development business to Boston Equities for $2 million less any amounts outstanding under the Senior Secured Super-Priority Debtor-In-Possession Loan and Security Agreement (the "DIP Financing Agreement") by and between the Company and Boston Equities.

On October 12, 2005, the Company, Tectonic Solutions and Boston Equities entered into Amendment No. 1 to Asset Purchase Agreement ("Amendment No. 1"). Among other things, Amendment No. 1 reduced the purchase price of the assets to $1.35 million less amounts outstanding under the DIP Financing Agreement.

The closing of the transactions contemplated by the Asset Purchase Agreement, as amended by Amendment No. 1, is subject to customary conditions, including the receipt of the approval Bankruptcy Court (the "Court) hearing the Company's case under Chapter 11 of the United States Bankruptcy Code or the approval of the other parties to certain of the Company's leases and contracts to be assumed by Boston Equities.

A copy of the form of Amendment No. 1 is included with this filing as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously disclosed, on October 3, 2005, the Company entered into the DIP Financing Agreement with Boston Equities pursuant to which Boston Equities will lend the Company up to $1 million. On October 12, 2005, the Court entered an order allowing Boston Equities to lend the Company $130,000 pursuant to the DIP Financing Agreement. The Company is required to use the proceeds from the loan in accordance with a budget which has been approved by Boston Equities.

The financing under the DIP Financing Agreement will be secured by all of the Company's tangible and intangible property. The interest rate under the DIP Financing Agreement is 10% per annum and is payable, along with any outstanding principal, on the maturity date of the loan. The loan will mature on the on the earlier of (i) December 31, 2005, (ii) the date on which the transactions contemplated by the Asset Purchase Agreement (described above) are consummated or (iii) the date on which the Company sells substantially all or a material portion of the assets covered by the Asset Purchase Agreement to a person other than Boston Equities.
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The DIP Financing Agreement contains certain customary events of default, including the Company's failure to pay its obligations under the DIP Financing Agreement when they are due and payable and the Company's failure to obtain the Court orders called for under the DIP Financing Agreement. If there is an event of default, Boston Equities may, among other things, terminate its commitments under the DIP Financing Agreement and all amounts due under the agreement will become due and payable.

Item 8.01 Other Events

On October 12, 2005, the Court approved the Company's and Tectonic Solutions' Motion for Order Shortening Notice and Expediting Hearing on Amended Sale Motion (the "Motion"). As a result of the Court's approval of the Motion, an expedited date for a hearing regarding the auction of the Company's and Tectonic Solutions' construction information assets has been set for October 28, 2005. On October 12, 2005, the Court also approved the form of Notice of (1) Sale of Debtors' Assets, (2) Auction Procedures for the Submission of Higher and Better Bids, (3) Assumption and Assignment of Leases and Contracts, and (4) Final Sale Hearing to be Held October 28, 2005 (the "Notice"). The Company's shareholders of record as of September 9, 2005 will be sent a copy of the Notice.

Copies of the Motion and the Notice are included with this filing as Exhibits
99.2 and 99.3, respectively.

Item 9.01 Financial Statements and Exhibits

99.1 Form of Amendment No. 1 to Asset Purchase Agreement, dated as of October 12, 2005, by and among Tectonic Network, Inc., Tectonic Solutions, Inc. and Boston Equities Corporation.

99.2 Motion for Order Shortening Notice and Expediting Hearing on Amended Sale Motion.

99.3 Notice of (1) Sale of Debtors' Assets, (2) Auction Procedures for the Submission of Higher and Better Bids, (3) Assumption and Assignment of Leases and Contracts, and (4) Final Sale Hearing to be Held October 28, 2005.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TECTONIC NETWORK, INC.


Date: October 13, 2005             By: /s/ Arol R. Wolford
                                       -----------------------------------------
                                           Arol R. Wolford
                                           President and Chief Executive Officer